Exhibit 24

Power of Attorney

Know all by these

presents, that the undersigned hereby constitutes and appoints David

Yawman, the undersigned's true and lawful attorney-in-fact to execute and file on behalf of the undersigned in the undersigned's capacity as an Executive Officer of The Pepsi Bottling Group, Inc.
(PBG) all

necessary and/or required applications, reports, registrations,

information, documents and instruments filed or required to be filed by
PBG with the Securities and Exchange Commission
(SEC), any stock

exchanges or any governmental official or agency, including without limitation:

1)execute and file any amendment or supplement to PBG's
Annual Report
on Form 10-K for the year ended December 31, 2005, with
all
exhibits thereto and other documents in connection therewith (the
Form 10-K);

2)do and perform any and all acts for
and on behalf of the
undersigned
which may be necessary or desirable
to complete and execute
the
Form 10-K and timely file the Form 10-K;


3)execute and file
Forms 3, 4 and 5 in accordance with Section
16(a)
of the Securities
Exchange Act of 1934 and the rules thereunder;


4)do and perform any
and all acts for and on behalf of the

undersigned which may be necessary
or desirable to complete
and
execute any such Form 3, 4 or 5 and timely file such form;


5)execute and file Form 144 in accordance with Rule
144 of the

Securities Act of 1933 and the rules thereunder;

6)do and

perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form
144 and
timely file such form;

7)execute and file Registration
Statements on
Form S-8 under
the Securities Act of 1933;

8)do
and perform any and
all acts for and on behalf of
the undersigned
which may be necessary or
desirable to
complete and execute any such
Registration Statements
on
Form S-8 and timely file such form; and


9)take any other action of any
type whatsoever in connection
with
the foregoing, which, in the opinion
of such attorney-in-fact,
may be
of benefit to, in the best interest of,
or legally required
by, the
undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such
attorney-in-fact's discretion.

The undersigned hereby grants to

such attorney-in-fact full
power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation,

hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of

Attorney and the rights and powers
herein granted.
Each of the
attorneys-in-fact named herein shall have the power to act hereunder with or without the other.
The undersigned
acknowledges that the
foregoing attorneys-in-fact,
in serving in such
capacity at the
request of the undersigned,
are not assuming, nor is PBG
assuming, any
of the undersigned's
responsibilities to comply with
Section 16 of
the Securities Exchange
Act of 1934.

IN WITNESS
WHEREOF, the
undersigned has caused this Power of Attorney to be executed on the date set forth below.


By:  /s/ Steven M. Rapp
Steven M.

Rapp
Senior Vice President, General Counsel and
Secretary




January 8, 2006.